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                                                                    Exhibit 23.1



                       AUDITOR'S REPORT ON SCHEDULE AND
                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
QAD Inc.:

The audits referred to in our report dated March 5, 1999, except for Note 7, which is as of April 26, 1999, included the related financial statement schedule as of January 31, 1999, included in the annual report on Form 10-K of QAD Inc. for the fiscal year ended January 31, 1999. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement on Form S-8 (No.333-48381) of QAD, Inc. of our reports included herein.

                                    KPMG LLP

Los Angeles, California
April 27, 1999